CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated December 5, 1997 included in the Annual Report on Form 10-K of Biomune Systems, Inc. for the year ended September 30, 1997 and to all references to our Firm included in this Registration Statement.


                                          ARTHUR ANDERSEN LLP

Salt Lake City, Utah
February 27, 1998